Exhibit 10.1
LOCKHEED MARTIN CORPORATION
2021 MANAGEMENT INCENTIVE COMPENSATION PLAN
Effective January 1, 2021

Article I.    PURPOSE OF THE PLAN

This Plan is established to provide a further incentive to selected Employees to promote the success of Lockheed Martin Corporation by providing an opportunity to receive additional compensation for performance measured against established goals. The Plan is intended to achieve the following:

1)    Link pay of executive Employees to business performance.

2)    Incentivize Employees to work individually and as teams to meet objectives and goals consistent with enhancing shareholder value.

3)    Facilitate the Company’s ability to retain qualified Employees and to attract top executive talent.

Article II.    DEFINITIONS

Section 2.01    BOARD OF DIRECTORS – The Board of Directors of Lockheed Martin Corporation.

Section 2.02    CASH FLOW – For purposes of Article IV, net cash flow from operations as determined by the Committee at the end of the Plan Year in accordance with generally accepted accounting principles in the United States. Cash Flow shall be determined by the Committee based upon the comparable numbers reported on the Company’s audited consolidated financial statements or, if audited financial statements are not available for the period for which Cash Flow is being determined, the Committee shall determine Cash Flow in a manner consistent with the historical practices used by the Company in determining net cash provided by operating activities as reported in its audited consolidated statement of cash flows. The Committee shall have the right to specify any other adjustment that should be applied in determining Cash Flow that it deems necessary or appropriate to take into account any event recognized under any accounting policy or practice affecting the Company, provided the Committee specifies the adjustment at or prior to the time the organizational performance goals for the Company are reviewed with the Committee, but in no event later than March 30 of the Plan Year.

Section 2.03    CODE – The Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

Section 2.04    COMMITTEE – The Management Development and Compensation Committee of the Board of Directors as from time to time appointed or constituted by the Board of Directors.

Section 2.05    COMPANY – Lockheed Martin Corporation and those subsidiaries of which it owns directly or indirectly 50% or more of the voting stock or other equity.

Section 2.06    ELECTED OFFICER – An Employee who has been elected as an officer by the Board of Directors.
Section 2.07    EMPLOYEE – Any person who is employed by the Company and who is paid a salary as distinguished from an hourly wage. The term “Employee” includes only those individuals that the Company classifies on its payroll records as Employees and does not include consultants, independent contractors, leased employees, co-op students, interns, temporary or casual employees, individuals paid by a third party or other individuals not classified as an Employee by the Company. Notwithstanding the foregoing, the term “Employee” shall not include any employee who, during any part of such year, was represented by a collective bargaining agent.

Section 2.08    INCENTIVE COMPENSATION – A payment made pursuant to this Plan.

Section 2.09    PARTICIPANT – Any Employee selected to participate in the Plan in accordance with Article III.

Section 2.10    PLAN – This Lockheed Martin Corporation 2021 Management Incentive Compensation Plan, effective as of January 1, 2021.

Section 2.11    PLAN YEAR – A calendar year.

Article III.    ELIGIBILITY AND PARTICIPATION

The Elected Officers of the Company are eligible to participate in the Plan. An Elected Officer’s participation in the Plan for a Plan Year is subject to the approval of the Committee. Employees who are considered by the Chief Executive Officer or Senior Vice President, Human Resources to be key Employees of the Company also are eligible to participate in the Plan, subject to the Employee’s selection of and approval by the Chief Executive Officer or Senior Vice President, Human Resources for participation in a Plan Year. No member of the Committee shall be eligible for participation in the Plan.

Article IV.    LIMITATIONS ON INCENTIVE COMPENSATION

Section 4.01    Notwithstanding any other provisions of the Plan that may be to the contrary, Incentive Compensation awards made to Participants who are Elected Officers on the last day of the Plan Year are subject to this Article IV.

Section 4.02    Incentive Compensation payable under the Plan to (i) the Elected Officer who is the Chief Executive Officer shall not exceed 0.3% of Cash Flow for the Plan Year; and (ii) each of the Participants who are Elected Officers on the last day of the Plan Year, other than the Chief Executive Officer, shall not exceed 0.2% of Cash Flow for the Plan Year. The Committee shall have discretion to determine the conditions, restrictions, or other limitations, in accordance with and subject to the terms of this Plan, on the payment of Incentive Compensation to the Elected Officers. The Committee may reserve the right to reduce the amount payable under this Section 4.02 in accordance with any standards contained in the Plan or on any other basis (including the Committee’s discretion). Neither the Committee nor the Board of Directors shall have the authority under this Plan to increase the amount payable under this Section 4.02.

Section 4.03    Before authorizing any Incentive Compensation payment under this Plan to a Participant who is an Elected Officer, the Committee must certify in writing (by resolution or otherwise) that the payments are consistent with Section 4.02 of the Plan and that any other material terms under this Plan for payment of Incentive Compensation were satisfied.

Article V.    INCENTIVE COMPENSATION PAYMENTS

Section 5.01    Subject to Section 2.02, Article IV and any performance goals (including organizational or enterprise performance goals) established by the Committee or its delegate for the Plan Year (such goals to be established on or before March 30 of the Plan Year), the Committee (or the Committee’s delegate in the case of Participants who are not Elected Officers) shall determine the proposed amount of Incentive Compensation to be paid to each Participant with respect to a Plan Year. Notwithstanding the preceding sentence, in determining the proposed amount of each Participant’s Incentive Compensation award for a Plan Year, the Committee (or the Board of Directors in the case of Participants who are Elected Officers or the Company’s Chief Executive Officer or Senior Vice President, Human Resources in the case of Participants who are not Elected Officers) may make an upward (subject to Section 2.02 and Article IV) or downward (including to zero) adjustment of the proposed amount of Incentive Compensation award otherwise payable to the Participant for the Plan Year on the basis of such factors as it deems relevant.
Section 5.02    With respect to a Plan Year, the Committee shall recommend to the Board of Directors the proposed amount of Incentive Compensation award to each Participant who is an Elected Officer. The Board of Directors shall review and approve the recommendations of the Committee, or make adjustments to the proposed amounts of Incentive Compensation payable for a Plan Year to a Participant who is an Elected Officer, on the basis of such factors as it deems relevant. Any such determination shall be in the sole and absolute discretion of the Board of Directors and all decisions shall be final and binding on all parties. The Company’s Chief Executive Officer or Senior Vice President, Human Resources has the authority to and shall approve payouts to Participants who are not Elected Officers.
Section 5.03    The Incentive Compensation amount determined for each Participant with respect to each Plan Year shall be paid to such Participant in cash not later than March 15 following the Plan Year or deferred at the direction of the Committee, but only to the extent permitted under Code Section 409A, or other applicable law, until the Participant’s termination of employment. Notwithstanding the foregoing, U.S.-based Participants may also elect to defer payments in accordance with the terms of the Lockheed Martin Corporation Deferred Management Incentive Compensation Plan.

Section 5.04    Before the end of each Plan Year, the Board of Directors or the Company’s Senior Vice President, Human Resources may set a minimum aggregate bonus amount that must be used to pay Incentive Compensation awards under this Plan attributable to service during the Plan Year to any combination of Participants who are not Elected Officers of the Company.
Section 5.05    Participants are responsible for payment of all taxes imposed on them as a result of Incentive Compensation payments made under this Plan. In general, all applicable U.S. and foreign Federal, state, provincial and local taxes and other required deductions or amounts will be withheld from all Incentive Compensation payments made under this Plan.
Article VI.    COST OF PLAN
The cost for this Plan is intended to be an allowable expense.

Article VII.    RIGHTS OF PARTICIPANTS

Section 7.01    All payments are subject to the discretion of the Board of Directors (in the case of Participants who are Elected Officers) or its delegate (in the case of Participants who are not Elected Officers). No Participant shall have any right to require the Board of Directors or its delegate, as applicable, to make any appropriation to the Plan for any Plan Year, nor shall any Participant have any vested interest or property right in any share in any amounts which may be appropriated to the Plan.

Section 7.02    This Plan does not constitute an employment agreement of any kind, or a promise of employment for a specific term (including the Plan Year) and, to the extent applicable, does not alter the at will nature of a Participant’s employment with the Company, which may be terminated by the Company or a Participant for any or no reason and without advance notice. This Plan does not interfere in any way with the right of the Company, subject to the terms of any employment agreement or other contract to the contrary, at any time to terminate the employment of a Participant or to increase or decrease the compensation of a Participant.

Article VIII.    AUTHORITY TO RECOVER PAYMENTS

The Board of Directors retains the authority to make retroactive adjustments to an Incentive Compensation payment made under the Plan in accordance with the provisions regarding Recovery of Payments (Claw Back) in Exhibit A.

Article IX.    PLAN ADMINISTRATION

The Plan shall be administered under the direction of the Committee. The Committee shall have the right to construe the Plan, to interpret any provision thereof, to make rules and regulations relating to the Plan, and to determine any factual question arising in connection with the Plan's operation after such investigation or hearing as the Committee may deem appropriate. With respect to Participants who are not Elected Officers, the Senior Vice President, Human Resources of the Company or their delegate has the authority to administer, construe, and interpret the Plan, to make rules and regulations relating to the Plan, and to determine any factual question arising under the Plan. Any decision made by the Committee or the Senior Vice President, Human Resources or their delegate under the provisions of this Article shall be conclusive and binding on all parties concerned. The Committee may further delegate to the officers or Employees of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose.
Article X.    AMENDMENT OR TERMINATION OF PLAN

The Board of Directors or its delegate shall have the right to terminate or amend this Plan at any time without notice and without any form of payment or compensation in lieu of same, and to discontinue further payments hereunder.

Article XI.    EXHIBITS

The exhibits and addenda to this Plan are hereby incorporated and made a part hereof and are an integral part of this Plan.

Article XII.    EFFECTIVE DATE

The Plan is first effective with respect to the operations of the Company for the Plan Year beginning January 1, 2021.

LOCKHEED MARTIN CORPORATION

/s/ Greg Karol
By: Greg Karol Senior Vice President, Human Resources

Date:	2/25/2021

Exhibit A

Administrative Provisions

Article I.    STANDARD OF CONDUCT AND PERFORMANCE EXPECTATION

It is a prerequisite that before any payment under the Plan can be considered that a Participant will have acted in accordance with the Lockheed Martin Corporation Code of Ethics and Business Conduct and fostered an atmosphere to encourage all employees acting under the Participant’s supervision to perform their duties in accordance with the highest ethical standards. Ethical behavior is imperative. It is also a prerequisite before a payment under a Plan can be considered that a Participant be in good standing with the Company. Thus, in evaluating performance against individual goals, a Participant’s adherence to the Company’s ethical standards will be considered paramount in determining awards under the Plan.

Participants whose individual performance is determined to be unacceptable are not eligible to receive Incentive Compensation awards.

Article II.    DEFINITIONS

With respect to a Participant, unless otherwise defined in this Article II of Exhibit A, capitalized terms used in this document have the meanings set forth in the Plan.

Section 2.01    DAILY PRO-RATED – The partial Incentive Compensation award for a Participant who does not work in an eligible position for the entire Plan Year will be pro-rated to the day, i.e., the number of days the Employee is a Participant during the Plan Year divided by the number of days in the Plan Year. An Incentive Compensation award for a Participant whose individual target and/or award formula changes during the Plan Year will be pro-rated to the day, i.e., the Participant’s original individual target and/or award formula times the number of days during which the original percentage or formula applied to the Participant divided by the number of days in the Plan Year, plus the Participant’s new individual target and/or award formula times the number of days during which the new percentage or formula applied to the Participant divided by the number of days in the Plan Year.

Section 2.02    DISABILITY – Termination of employment as a result of becoming totally disabled as evidenced by commencement of benefits under the Company’s long-term disability plan in which the Participant is enrolled (or, if not a Participant in a Company-sponsored long-term disability plan, under circumstances which would result in the Participant becoming eligible for benefits using the standards set forth in the Company’s long-term disability plan).

Section 2.03    ESP – The Lockheed Martin Corporation Executive Severance Plan, as amended from time to time.

Section 2.04    RETIREMENT – Retirement under the terms of a Company-sponsored pension plan or for Employees who do not participate in a pension plan, termination from employment with the Company following the attainment of age 55 and a minimum of five years of service or attainment of age 65.

Article III.    ELIGIBILITY FOR INCENTIVE COMPENSATION AWARDS

Section 3.01    In general, a Participant must be an Employee on active status or on paid leave of absence on January 1 through December 31 of the Plan Year to be eligible for a full Incentive Compensation award for that Plan Year.

Section 3.02    A Participant will be eligible to receive a Daily Pro-Rated Incentive Compensation payment if the Participant is in active status (or on paid leave of absence through the Corporation’s payroll) for a portion of the Plan Year and satisfies a provision described in this Section 3.02. If a Participant is eligible to receive an Incentive Compensation payment pursuant to the preceding sentence, and more than one provision of this Section 3.02 applies to the Participant for the Plan Year, then all applicable provisions will be applied to calculate the Participant’s Incentive Compensation payment.

(a)    Hire during a Plan Year: A Participant who at any time during the Plan Year is hired or re-hired will be eligible to receive a Daily Pro-Rated Incentive Compensation award under the Plan.

(b)    Promotion during a Plan Year: A Participant who is promoted during the Plan Year and is a Participant before and after the promotion will be eligible to receive a full Incentive Compensation payment for the Plan Year calculated on a Daily Pro-Rated basis using the Participant’s individual targets and award formulas before and after the promotion.

(c)    Promotion into the Plan during a Plan Year: An Employee who at any time during the Plan Year is promoted and selected to be a Participant will be eligible to receive a Daily Pro-Rated Incentive Compensation award under the Plan.

(d)    Downlevel during a Plan Year: A Participant who is downleveled during the Plan Year and is a Participant before and after the downlevel will be eligible to receive a full Incentive Compensation payment for the Plan Year calculated on a Daily Pro-Rated basis using the Participant’s individual targets and award formulas before and after the downlevel.

(e)    Downlevel out of the Plan during a Plan Year: A Participant who at any time during the Plan Year is downleveled and is not eligible to participate in the Plan after the downlevel, will be eligible to receive a Daily Pro-Rated Incentive Compensation award under the Plan.

(f)    Involuntary Termination during a Plan Year:

(i)    Non-ESP-Eligible Participants: A Participant who does not receive a payment under the ESP may be considered for a Daily Pro-Rated Incentive Compensation award in the Company’s discretion if the Participant has a minimum of six (6) months as an active Employee during the Plan Year. The Daily Pro-Rated Incentive Compensation award will be based on year-end performance results.

(ii)    ESP-Eligible Participants: A Participant who receives any payment under the ESP, regardless of whether the Participant receives a supplemental payment under the ESP, is not eligible to receive an award under the Plan with respect to the Plan Year in which the layoff occurs, including a layoff that occurs on the last day of the Plan Year.

(g)    Retirement during a Plan Year: A Participant who terminates employment with the Company on account of Retirement during a Plan Year may be considered for a Daily Pro-Rated Incentive Compensation award in the Company’s discretion if the Participant has a minimum of six (6) full months as an active Employee during the Plan Year. The Daily Pro-Rated Incentive Compensation award will be based on year-end performance results.

(h)    Disability or death during a Plan Year: A Participant who terminates employment with the Company on account of Disability or death during a Plan Year may be considered for a Daily Pro-Rated Incentive Compensation award in the Company’s discretion. The Daily Pro-Rated Incentive Compensation award will be made as soon as administratively practicable and based on a payment made “At Target.”

(i)    Unpaid leave of absence during a Plan Year: A Participant who is on an approved unpaid leave of absence during the Plan Year may be considered for a Daily Pro-Rated Incentive Compensation award that excludes the period of the unpaid leave in the Company’s discretion.

(j)    Military Leave during the Plan Year: An Employee who is on a paid or unpaid military leave pursuant to CRX-537 for all or part of a Plan Year, and who would have been a Participant for the Plan Year but for the Participant’s military leave, will receive a full Incentive Compensation payment for the Plan Year in accordance with CRX-537 and related compliance requirements. Payment will be based on year-end performance results.

(k)    Voluntary termination during the Plan Year: A Participant is not eligible for an Incentive Compensation award if the Participant voluntarily terminates employment, other than on account of Retirement, during the Plan Year.

(l)    Termination for cause during a Plan Year: A Participant who is terminated for cause during the Plan Year is not eligible for an award under the Plan.

Article IV.    RECOVERY OF PAYMENTS (CLAW BACK)

Section 4.01    The Board of Directors retains the authority to make retroactive adjustments to a payment made under the Plan under the following circumstances and such other circumstances as may be specified by final regulation issued by the Securities and Exchange Commission entitling the Company to recapture or claw back amounts paid pursuant to the Plan:

(a)    If the Board of Directors determines, after consideration of all the facts and circumstances that the Board of Directors in its sole discretion considers relevant, that either (i) the intentional misconduct or gross negligence of an Elected Officer, or (ii) the failure of an Elected Officer to report another person’s intentional misconduct or gross negligence of which the Elected Officer had knowledge, contributed to the Company having to restate all or a portion of its financial statements filed with the Securities and Exchange Commission, then the Board of Directors may require the Elected Officer to repay to the Company the value of any payment under the Plan as determined by the Board of Directors.

(b)    If the Board of Directors determines, after consideration of all the facts and circumstances that the Board of Directors in its sole discretion considers relevant, that an Elected Officer either (i) engaged in fraud, bribery or other illegal act, or (ii) the Elected Officer’s intentional misconduct or gross negligence (including the failure by the Elected Officer to report the acts of another person of which the Elected Officer had knowledge) contributed to another person’s fraud, bribery or other illegal act, which in either case adversely impacted the Company’s financial position or reputation, the Board of Directors may require the Elected Officer to repay to the Company the value of any payment under the Plan as determined by the Board of Directors.

(c)    If the Board of Directors determines, after consideration of all the facts and circumstances that the Board of Directors in its sole discretion considers relevant, that an Elected Officer engaged in intentional misconduct or gross negligence that caused severe reputational or financial harm to the Corporation, the Board of Directors may require the Elected Officer to repay to the Company the value of any payment under the Plan as determined by the Board of Directors.

(d)    If the Board of Directors determines, after consideration of all the facts and circumstances that the Board of Directors in its sole discretion considers relevant, that an Elected Officer misappropriated Confidential or Proprietary Information (within the meaning of CRX-015C), and the Elected Officer either (i) intended to use the misappropriated Confidential or Proprietary Information to cause severe reputational or financial harm the Corporation or (ii) used the misappropriated Confidential or Proprietary Information in a manner that caused severe reputational or financial harm to the Corporation, the Board of Directors may require the Elected Officer to repay to the Company the value of any payment under the Plan as determined by the Board of Directors.

To the extent permissible under applicable law, the Board of Directors may delegate its authority to make determinations under this Article IV to the Committee.

ADDENDUM I
PROVISIONS APPLICABLE TO EMPLOYEES OF LM AUSTRALIA
MODIFICATIONS TO THE PLAN AND EXHIBIT A

MODIFICATIONS TO THE PLAN

All references to Code section 409A are inapplicable to Employees who are employed by LM Australia. Payments under the Plan will be taxed as income under local rules and subject to superannuation and any other applicable deductions required by law or regulation.

With respect to Employees employed by LM Australia, Section 2.07 is revised in its entirety as follows:

EMPLOYEE –The term “Employee” includes only those individuals that the Company classifies on its payroll records as Employees and does not include consultants, independent contractors, interns, volunteers, temporary or casual employees, individuals paid by a third party or other individuals not classified as an Employee by the Company.

MODIFICATIONS TO EXHIBIT A

With respect to Employees employed by LM Australia, the first paragraph of Section 3.02 is revised in its entirety as follows:

A Participant will be eligible to receive a Daily Pro-Rated Incentive Compensation payment if the Participant is in active status (or on paid leave of absence through the Corporation’s payroll) for a portion of the Plan Year and satisfies a provision described in this Section 3.02. For purposes of the foregoing, an Employee is considered to be on paid leave of absence through the Corporation’s payroll for the first 24 weeks of parental leave (regardless of whether any portion of the parental leave of absence began prior to the current Plan Year), with any unpaid periods of parental leave in excess of 24 weeks treated as unpaid leave. If a Participant is eligible to receive an Incentive Compensation payment pursuant to the preceding sentence, and more than one provision of this Section 3.02 applies to the Participant for the Plan Year, then all applicable provisions will be applied to calculate the Participant’s Incentive Compensation payment.

With respect to Employees employed by LM Australia, the references in Section 3.02(f) to “layoff” or to being “laid off” mean “redundancy” or being “made redundant”.

ACKNOWLEDGEMENT AND DISCRETION

This Plan does not form part of any contract (including a contract of employment) between a Participant and the Company. Any reference to obligations or requirements of the Company in this Plan is not intended to give rise to contractual obligations binding on the Company.

Any payment made to a Participant under this Plan does not form part of a Participant's contract of employment or annual salary for any purpose, including leave entitlements, notice and severance payments, unless otherwise provided by legislation.

ADDENDUM II

PROVISIONS APPLICABLE TO EMPLOYEES OF LOCKHEED MARTIN UK

MODIFICATIONS TO THE PLAN

All references to the Internal Revenue Code are inapplicable to Employees who are employed by Lockheed Martin UK Limited (“LM UK”).

With respect to Employees employed by LM UK, Section 2.07 is revised in its entirety as follows:

EMPLOYEE – Any person who is employed by LM UK and does not include consultants, independent contractors, students, interns, temporary or casual employees, zero hours workers or other individuals not classified by LM UK as its employee except where such an individual is entitled by law to not to be treated less favorably than a comparable permanent employee.

With respect to Employees employed by LM UK, Section 5.03 is revised in its entirety as follows:

Incentive Compensation payments under the Plan will be paid to each Participant through payroll not later than March 30 following the Plan Year (the “Payment Date”).

With respect to Employees employed by LM UK, Section 5.05 is revised in its entirety as follows:

All Incentive Compensation payments made under the Plan shall be non-pensionable and shall be subject to PAYE and National Insurance and any other applicable deductions through the payroll. This does not affect the Employee’s ability to make additional voluntary pension contributions.

With respect to Employees employed by LM UK, Section 7.02 is revised in its entirety as follows:

This Plan does not form a part of the Participant’s contract of employment, or constitute an employment agreement or benefit of any kind, or a promise of employment for a specific term (including the Plan Year) and does not alter the nature of a Participant’s employment with the Company, which may be terminated by the Company or a Participant in accordance with the Participant’s contract of employment.
MODIFICATIONS TO EXHIBIT A
The second paragraph of Article I is revised in its entirety as follows:

Participants whose individual performance is determined to be unacceptable are not eligible to receive Incentive Compensation awards, and Participants who are employed by LM UK will not be eligible to receive an Incentive Compensation award if they are subject to LM UK’s disciplinary procedure or a performance improvement plan or are under notice of termination of employment (except where termination is by reason of Redundancy or Disability) at the Payment Date.

With respect to Employees employed by LM UK, Section 2.02 is revised in its entirety as follows:

DISABILITY – Termination of employment for capability on the grounds of ill-health.

With respect to Employees employed by LM UK, Section 2.04 is revised in its entirety as follows:

RETIREMENT – Retirement under the terms of a Company-sponsored pension plan or, for Employees who do not participate in a pension plan, termination from employment with the Company following the attainment of age 55.

With respect to Employees employed by LM UK, new Section 2.05 is added as follows:

LTD BENEFITS – The payments that are made under the Company’s long-term disability plan.

With respect to Employees employed by LM UK, Section 3.01 is revised in its entirety as follows:

In general, an Employee must be a Participant on the first Monday that is a business day and through December 31 of the Plan Year to receive a full Incentive Compensation payment for the Plan Year, and a Participant will be eligible to receive an Incentive Compensation payment if the Participant is a Participant for a portion of the Plan Year and satisfies a provision described Section 3.02. For purposes of the foregoing, an Employee will not be eligible for an Incentive Compensation award with respect to any period of leave of absence (whether paid or unpaid) in excess of 26 weeks (regardless of whether the leave of absence began prior to the current Plan Year).

With respect to Employees employed by LM UK, Section 3.02(f) is revised in its entirety as follows:

Redundancy during a Plan Year: A Participant who terminates employment with the Company on account of redundancy during a Plan Year may be considered for a Daily Pro-Rated Incentive Compensation award in the Company’s discretion if the Participant has a minimum of six (6) months as a Participant during the Plan Year. The pro-rated award will be based on a payment made “At Target.”
With respect to Employees employed by LM UK, new Section 3.02(m) is added as follows:

LTD Benefits during a Plan Year: A Participant is not eligible for an Incentive Compensation award with respect to any part of a Plan Year for which they are receiving LTD Benefits but will receive a Daily Pro-Rated Incentive Compensation award for the remainder of the year that they are not in receipt of LTD Benefits and otherwise eligible for an Incentive Compensation payment under another provision of this Section 3.02. Where the Participant’s performance has not been evaluated, the individual component of the Daily Pro-Rated award will be based on a payment made “At Target”.

ADDENDUM III

PROVISIONS APPLICABLE TO EMPLOYEES OF LM CANADA

MODIFICATIONS TO THE PLAN

All references to the Internal Revenue Code are inapplicable to Employees who are employed by LM Canada.

With respect to Employees employed by LM Canada, Article VII is revised by adding the following new Section 7.03 to the end thereof:

Any payment made under this Plan is a discretionary and extraordinary item of compensation that is outside a Participant’s normal, regular or expected compensation, and in no way represents any portion of a Participant’s salary, compensation or other remuneration for the purpose of calculating any payments on account of termination, severance, pay in lieu of notice, redundancy, end of service premiums or bonuses. Nothing in this Plan shall be construed to provide the Participant with any rights whatsoever to participate or to continue participation in this Plan, or to compensation or damages in lieu of participation.

MODIFICATIONS TO EXHIBIT A

With respect to Employees employed by LM Canada, Section 2.02 is amended in its entirety as follows:

DISABILITY – Termination of employment as a result of becoming totally disabled in accordance with applicable law, including consideration of, without limitation, commencement of benefits under the Company’s long-term disability plan in which the Participant is enrolled (or, if not a Participant in a Company-sponsored long-term disability plan, under circumstances which would result in the Participant becoming eligible for benefits using the standards set forth in the Company’s long-term disability plan).

With respect to Employees employed by LM Canada, Section 3.02(f) is revised by adding the following new paragraph to the end thereof:

For the purposes of this provision, a Participant shall be considered to have been laid off or to have been involuntarily terminated effective as of the date stated in the notice of termination provided by the Company to the Participant and shall not be extended by and shall not include any period following such termination date in which the Participant is in receipt of, or entitled to receive, statutory, contractual or common law notice of termination or pay in lieu of such notice, except to the minimum extent required by applicable employment standards legislation.